Exhibit (c)(ii) Presentation to the Special Committee July 29, 2018Exhibit (c)(ii) Presentation to the Special Committee July 29, 2018

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Committee ) of “River” ( River or the Company ) by Allen & Company LLC ( Allen or Allen & Company ) for discussion purposes in connection with a potential transaction involving a company code-named “Aqua”. Allen has been retained by, and reports solely to, the Committee. The accompanying material was compiled and prepared on a confidential basis solely for use by the Committee and not with a view toward public disclosure under any securities laws or otherwise, and may not be used for any other purpose without Allen’s prior written consent. The information utilized in preparing this material was obtained from the management of the Company ( Management ) and other representatives and public sources. Allen has relied upon and assumed the accuracy and completeness of all financial, accounting, tax and other information available to Allen from public sources, provided to Allen by the Company or its representatives, or otherwise reviewed by Allen. Any estimates or budgetary information for the Company contained herein have been prepared by Management or are based upon such estimates or budgetary information, and involve numerous and significant subjective judgments, which may or may not prove to be correct. Certain forward-looking information with respect to the anticipated future performance of the Company has been derived from Management or Wall Street estimates for the Company. Allen does not take responsibility for such estimates and projections or the basis on which they were prepared. Furthermore, with respect to the estimates and projections provided to Allen, Allen has assumed that they have been prepared in good faith reflecting the best currently available estimates and judgments of the Management as to the Company’s future operating and financial performance. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future operational or financial performance of the Company. Since the material contained herein was prepared for use in the context of a presentation to the Committee, which is familiar with the business and the affairs of the Company, neither the Company nor Allen nor any of their respective advisors take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Committee. Allen undertakes no obligation to update or otherwise revise the accompanying material. Nothing contained herein should be construed as tax, accounting, regulatory, insurance, legal or other similar professional advice. Allen expresses no opinion as to the trading price of the securities of any company in the future. Nothing herein constitutes an opinion or a recommendation as to what course of action the Committee or any security holder of the Company should pursue in conjunction with any proposed transaction or otherwise. CONFIDENTIAL 2Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Committee ) of “River” ( River or the Company ) by Allen & Company LLC ( Allen or Allen & Company ) for discussion purposes in connection with a potential transaction involving a company code-named “Aqua”. Allen has been retained by, and reports solely to, the Committee. The accompanying material was compiled and prepared on a confidential basis solely for use by the Committee and not with a view toward public disclosure under any securities laws or otherwise, and may not be used for any other purpose without Allen’s prior written consent. The information utilized in preparing this material was obtained from the management of the Company ( Management ) and other representatives and public sources. Allen has relied upon and assumed the accuracy and completeness of all financial, accounting, tax and other information available to Allen from public sources, provided to Allen by the Company or its representatives, or otherwise reviewed by Allen. Any estimates or budgetary information for the Company contained herein have been prepared by Management or are based upon such estimates or budgetary information, and involve numerous and significant subjective judgments, which may or may not prove to be correct. Certain forward-looking information with respect to the anticipated future performance of the Company has been derived from Management or Wall Street estimates for the Company. Allen does not take responsibility for such estimates and projections or the basis on which they were prepared. Furthermore, with respect to the estimates and projections provided to Allen, Allen has assumed that they have been prepared in good faith reflecting the best currently available estimates and judgments of the Management as to the Company’s future operating and financial performance. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future operational or financial performance of the Company. Since the material contained herein was prepared for use in the context of a presentation to the Committee, which is familiar with the business and the affairs of the Company, neither the Company nor Allen nor any of their respective advisors take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Committee. Allen undertakes no obligation to update or otherwise revise the accompanying material. Nothing contained herein should be construed as tax, accounting, regulatory, insurance, legal or other similar professional advice. Allen expresses no opinion as to the trading price of the securities of any company in the future. Nothing herein constitutes an opinion or a recommendation as to what course of action the Committee or any security holder of the Company should pursue in conjunction with any proposed transaction or otherwise. CONFIDENTIAL 2

Transaction OverviewTransaction Overview

Situation Overview On February 26, 2018, Aqua offered to purchase all outstanding shares of River common stock not currently owned by Aqua or Robert L. Johnson for $4.25 / share in cash (“Initial Offer”) ■ This represents a 10% premium to the unaffected price of $3.87 as of February 23, 2018 ■ Aqua also announced that it was not interested in selling its existing stake in River or participating in any other strategic process ■ River’s Board of Directors appointed a special committee of independent directors to evaluate, negotiate and approve or disapprove Aqua’s proposal On April 5, 2018, Allen & Company and Citibank, Aqua’s financial advisor, held a call in which Allen relayed the message that the Special Committee would only be interested in proceeding with Aqua if Aqua submitted a meaningfully higher offer ■ River made select key financial data available to Citibank to help refine their view on valuation On May 2, 2018, Allen and Citibank held a meeting in which Citibank verbally communicated a revised offer from Aqua of $4.92 / share in cash, subject to further diligence ■ Allen and Citibank began negotiations relating to Aqua’s offer on May 7, 2018 On May 22, 2018, the Special Committee and Aqua held a meeting in which both sides agreed on an offer of $6.25 / share in cash, subject to completion of documentation and due diligence CONFIDENTIAL 4Situation Overview On February 26, 2018, Aqua offered to purchase all outstanding shares of River common stock not currently owned by Aqua or Robert L. Johnson for $4.25 / share in cash (“Initial Offer”) ■ This represents a 10% premium to the unaffected price of $3.87 as of February 23, 2018 ■ Aqua also announced that it was not interested in selling its existing stake in River or participating in any other strategic process ■ River’s Board of Directors appointed a special committee of independent directors to evaluate, negotiate and approve or disapprove Aqua’s proposal On April 5, 2018, Allen & Company and Citibank, Aqua’s financial advisor, held a call in which Allen relayed the message that the Special Committee would only be interested in proceeding with Aqua if Aqua submitted a meaningfully higher offer ■ River made select key financial data available to Citibank to help refine their view on valuation On May 2, 2018, Allen and Citibank held a meeting in which Citibank verbally communicated a revised offer from Aqua of $4.92 / share in cash, subject to further diligence ■ Allen and Citibank began negotiations relating to Aqua’s offer on May 7, 2018 On May 22, 2018, the Special Committee and Aqua held a meeting in which both sides agreed on an offer of $6.25 / share in cash, subject to completion of documentation and due diligence CONFIDENTIAL 4

Summary of Selected Transaction Terms ■ Purchase by Aqua of all outstanding shares of River not currently owned by Aqua or Robert L. Johnson, representing approximately 22% of outstanding shares on a fully diluted basis Structure ■ $6.25 in cash per River common stock (“Offer Price”) Consideration ■ Equity awards and certain warrants: • Receive difference between Offer Price and applicable exercise prices (net of tax withholdings) Equity Awards, Warrants and ■ Preferred equity, at holder’s election: Preferred Equity • Convert into right to receive transaction consideration (adjusted for 25% premium), or • Continue to hold an equivalent security issued by Aqua ■ Approval of the transaction by the majority of River shareholders (no majority-of-the-minority voting condition) Certain Closing Conditions ■ HSR and other regulatory approvals ■ Termination fees payable by River under certain circumstances Termination Fees Source: Execution version, dated July 29, 2018, of Agreement and Plan of Merger. CONFIDENTIAL 5Summary of Selected Transaction Terms ■ Purchase by Aqua of all outstanding shares of River not currently owned by Aqua or Robert L. Johnson, representing approximately 22% of outstanding shares on a fully diluted basis Structure ■ $6.25 in cash per River common stock (“Offer Price”) Consideration ■ Equity awards and certain warrants: • Receive difference between Offer Price and applicable exercise prices (net of tax withholdings) Equity Awards, Warrants and ■ Preferred equity, at holder’s election: Preferred Equity • Convert into right to receive transaction consideration (adjusted for 25% premium), or • Continue to hold an equivalent security issued by Aqua ■ Approval of the transaction by the majority of River shareholders (no majority-of-the-minority voting condition) Certain Closing Conditions ■ HSR and other regulatory approvals ■ Termination fees payable by River under certain circumstances Termination Fees Source: Execution version, dated July 29, 2018, of Agreement and Plan of Merger. CONFIDENTIAL 5

Overview of Transaction Economics

Implied Transaction Multiples

($USD in Millions)

Aqua Offer (May 22, 2018)	**$6.25**
Fully Diluted Shares Outstanding	43.3
Equity Value	$271
Plus: Debt (1)	25
Less: Cash (2)	(6)
Less: Present Value of NOLs	(21)
Adj. Firm Value	**$269**
Less: Unconsolidated Assets	(23)
Enterprise Value	**$246**

Enterprise Value / Revenue	Metrics	Implied Multiples
2017A	$86.3	2.8x
2018B	100.5	2.4x
2019E	115.3	2.1x
Adj. Firm Value / Adj. EBITDA		
2017A	$16.6	16.2x
2018B	21.3	12.6x
2019E	24.6	10.9x

Summary Ownership

	Fully Diluted Shares	
Shareholder	Shares (mm)	% Ownership
Aqua	26.1	60%
Robert L. Johnson	7.6	18%
All Other	**9.6**	**22%**
Non-Aqua Preferred Shares	*3.0*	*7%*
Management and Board	*2.2*	*5%*
Other	*4.5*	*10%*
Total Shareholders	43.3	100%

Source: Company filings and management.
1. *Includes $2mm of liabilities owed to the RLJ Companies.*
2. *Includes 64% of ACL balance sheet cash.*

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River OverviewRiver Overview

Overview of Segments

RLJ | Entertainment

Digital Channels	IP Licensing	Wholesale Distribution
▪ Distributes film and television content through proprietary subscription OTT platforms Acorn TV and UMC ▪ Niche audiences: Acorn TV focused on British content and UMC on urban content ▪ $9.8 mm 2017 Adj. EBITDA (40% growth vs. 2016) ▪ 680k total subscribers as of December 2017 (49% growth vs. 2016)	▪ Monetizes library of owned IP via licensing and production ▪ Includes 64% stake in Agatha Christie Limited, which includes more than 80 novels, 19 plays, and 100 made-for-TV films ▪ $6.0 mm 2017 Adj. EBITDA (89% growth vs. 2016)	▪ Distributes film and television content in various formats, including DVD, Blu-ray, digital downloads, broadcast, and SVOD through partners ▪ $11.2 mm 2017 Adj. EBITDA (-1% growth vs. 2016)


FOYLE'S
WAR

Source: Company filings.

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Volume (mm) 5-Year Historical Stock Price Performance $20.00 0.8 Summary Performance Prior to Unaffected Date (2/23/2018) 5 Years 2 Years 1 Year 6 Months 3 Months 5.0 mm 5.5 mm $18.00 Performance (68%) 169% 68% 21% (5%) shares shares 0.7 High $18.21 $4.46 $4.46 $4.40 $4.40 Low 0.85 1.34 2.16 2.91 3.68 $16.00 0.6 $14.00 0.5 $12.00 $10.00 0.4 $8.00 0.3 5/22/18 Final Offer: $6.25 $6.00 0.2 Current: $4.87 $4.00 0.1 2/26/18 $2.00 Public Offer: $4.25 $0.00 0 Apr-13 Nov-13 Jun-14 Dec-14 Jul-15 Jan-16 Aug-16 Feb-17 Sep-17 Apr-18 Source: CapIQ as of July 27, 2018. CONFIDENTIAL 9 PriceVolume (mm) 5-Year Historical Stock Price Performance $20.00 0.8 Summary Performance Prior to Unaffected Date (2/23/2018) 5 Years 2 Years 1 Year 6 Months 3 Months 5.0 mm 5.5 mm $18.00 Performance (68%) 169% 68% 21% (5%) shares shares 0.7 High $18.21 $4.46 $4.46 $4.40 $4.40 Low 0.85 1.34 2.16 2.91 3.68 $16.00 0.6 $14.00 0.5 $12.00 $10.00 0.4 $8.00 0.3 5/22/18 Final Offer: $6.25 $6.00 0.2 Current: $4.87 $4.00 0.1 2/26/18 $2.00 Public Offer: $4.25 $0.00 0 Apr-13 Nov-13 Jun-14 Dec-14 Jul-15 Jan-16 Aug-16 Feb-17 Sep-17 Apr-18 Source: CapIQ as of July 27, 2018. CONFIDENTIAL 9 Price

LTM Trading Volume Histograms as of Unaffected Date (February 23, 2018) Below based on closing prices Last 3 months Last 6 months (% of total volume) (% of total volume) 52% 46% 35% 30% 15% 10% 9% 3% 1% -- % -- % -- % -- % -- % -- % -- % $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + 2.45 2.75 3.05 3.35 3.65 3.95 4.25 2.45 2.75 3.05 3.35 3.65 3.95 4.25 Last 9 months Last 12 months (% of total volume) (% of total volume) 25% 22% 22% 20% 16% 15% 15% 14% 13% 10% 9% 8% 5% 3% 2% -- % $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + 2.45 2.75 3.05 3.35 3.65 3.95 4.25 2.45 2.75 3.05 3.35 3.65 3.95 4.25 Source: CapIQ. Note: Rounding may result in total sums not equaling 100%. CONFIDENTIAL 10LTM Trading Volume Histograms as of Unaffected Date (February 23, 2018) Below based on closing prices Last 3 months Last 6 months (% of total volume) (% of total volume) 52% 46% 35% 30% 15% 10% 9% 3% 1% -- % -- % -- % -- % -- % -- % -- % $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + 2.45 2.75 3.05 3.35 3.65 3.95 4.25 2.45 2.75 3.05 3.35 3.65 3.95 4.25 Last 9 months Last 12 months (% of total volume) (% of total volume) 25% 22% 22% 20% 16% 15% 15% 14% 13% 10% 9% 8% 5% 3% 2% -- % $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + $2.15 - $2.45 - $2.75 - $3.05 - $3.35 - $3.65 - $3.95 - $4.25 + 2.45 2.75 3.05 3.35 3.65 3.95 4.25 2.45 2.75 3.05 3.35 3.65 3.95 4.25 Source: CapIQ. Note: Rounding may result in total sums not equaling 100%. CONFIDENTIAL 10

Financial AnalysesFinancial Analyses

Segment Considerations

<table>
<tr><th></th><th>Acorn TV</th><th>UMC</th><th>Wholesale</th><th>IP Licensing</th></tr>
<tr><td rowspan="2">Tailwinds</td><td colspan="2">▲ Growing demand for OTT platforms with niche content
▲ 50%+ annual subscriber growth since respective launches
▲ Increasing adoption by MVPDs presents opportunity for fast growth</td><td rowspan="2">▲ Content investment complementary with digital channels spend
▲ Financials stabilizing after a period of decline until 2017
▲ Currently over 50% of the segment related to digital downloads vs. physical sales</td><td rowspan="2">▲ Established brand with a loyal audience
▲ Strong pipeline of ACL TV and film content in 2018-2019, including Murder on the Orient Express, Death on the Nile, and ABC Murders
▲ Publishing segment highly profitable and stable business</td></tr>
<tr><td>▲ Established brand with a loyal, passionate audience
▲ Robust library of content consisting of 3000+ hours of programming
▲ Target demo of educated, high-income 35+ females</td><td>▲ Bob Johnson has a track record of success building out a platform targeting African American and Urban audiences
▲ Ability to scale quickly by leveraging Acorn TV platform</td></tr>
<tr><td rowspan="2">Headwinds</td><td colspan="2">▼ Competitive industry with majority of market share from large established players such as Netflix, Hulu, and Amazon Prime
▼ Require significant cash investment in content to grow</td><td rowspan="2">▼ Declining demand for DVDs and Blu-rays
▼ Continued headwinds in retail sector
▼ Exposure to sales returns and unsold inventory puts dollars at risk
▼ High customer concentration, with top 5 customers representing 54% of sales in 2017
▼ Digital channel growth likely to accelerate cannibalization of wholesale customers</td><td rowspan="2">▼ No owned IP outside of ACL
▼ ACL TV and film segment highly unpredictable
▼ ACL copyright set to expire 70 years after death of the author (2046)</td></tr>
<tr><td>▼ One of River's vendors, ITV, launched Acorn TV's direct competitor BritBox with BBC in March 2017
▼ Small TAM of 10-12mm households</td><td>▼ New, untested brand with ~55k subscribers and no established fan base
▼ Historically high monthly churn rate of ~20% (as compared to ~3% for Acorn TV)
▼ Relatively thin library of lower quality content (~400 hours of programming)
▼ Path to scale and profitability unclear</td></tr>
</table>

Source: Company management.

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Comparison of Historical Results vs. Budget

	Budget				Actuals				% Variance			
	Incl. Disc. Ops.				*Incl. Disc. Ops.*				*Incl. Disc. Ops.*			
($USD in Millions)	2014	2015	2016	2017	2014	2015	2016	2017	2014	2015	2016	2017
Subscribers (000s)												
Acorn TV			405	665	118	198	433	633			7%	(5%)
UMC			25	63	--	4	24	55			(5%)	(12%)
Total Subscribers			430	728	118	203	457	688			6%	(5%)
% Growth			--	*69%*	--	*72%*	*125%*	*51%*				
Revenue												
Digital Channels		$9.7	$17.2	$28.1	$4.1	$7.5	$16.3	$27.2		(22%)	(6%)	(3%)
IP Licensing		3.0	--	--	8.8	3.1	0.2	0.0		3%	NA	NA
Wholesale Distribution		140.9	80.3	62.9	124.8	114.3	63.8	59.1		(19%)	(21%)	(6%)
Total Revenue	$160.3	$153.6	$97.5	$91.0	$137.7	$124.9	$80.2	$86.3	(14%)	(19%)	(18%)	(5%)
64% of ACL Equity Earnings	$3.2	$2.1	$2.9	$3.0	$3.2	$2.8	$3.6	$6.4	(1%)	34%	21%	117%
Adj. EBITDA	23.6	16.7	17.6	15.4	9.5	7.5	13.1	16.6	(60%)	(55%)	(25%)	7%

Source: Company management.
Note: Grey shading denotes data not available.

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Summary of Acorn TV Financial Cases

($USD in Millions)	Actual 2017A	Budget 2018B	Base Case 2019E	Base Case 2020E	Base Case 2021E	Base Case 2022E	Adjusted Case 2019E	Adjusted Case 2020E	Adjusted Case 2021E	Adjusted Case 2022E
			Fiscal Year Ending December 31,							
Subscribers (000s)	633	990	1,154	1,327	1,526	1,755	(1) 1,128	1,275	1,444	1,639
% Growth	*46%*	*56%*	*17%*	*15%*	*15%*	*15%*	*14%*	*13%*	*13%*	*14%*
Content Spend		$11.5	$12.0	$12.0	$16.0	$20.0	(2) $12.0	$12.0	$16.0	$20.0
% Growth			*4%*	*0%*	*33%*	*25%*	*4%*	*0%*	*33%*	*25%*
Net Revenue		$39.1	$48.5	$57.9	$66.6	$76.6	$47.9	$56.1	$63.5	$72.0
% Growth			*24%*	*19%*	*15%*	*15%*	*23%*	*17%*	*13%*	*13%*
Gross Profit		$27.9	$33.9	$40.1	$45.2	$51.7	$33.4	$38.5	$42.4	$47.7
% Margin		*71%*	*70%*	*69%*	*68%*	*68%*	*70%*	*69%*	*67%*	*66%*
Marketing		($9.1)	($10.4)	($12.0)	($13.8)	($15.9)	(3) ($8.8)	($10.1)	($11.4)	($13.0)
Overhead		(3.0)	(3.1)	(3.4)	(3.7)	(4.1)	(4) (3.1)	(3.4)	(3.7)	(4.1)
Adj. EBITDA (Pre-Corp. Exp.)		$15.8	$20.4	$24.7	$27.6	$31.7	$21.5	$25.0	$27.3	$30.6
% Margin		*40%*	*42%*	*43%*	*41%*	*41%*	*45%*	*45%*	*43%*	*43%*

Assumptions

(1) Incremental annual net subscribers reduced by 15% to reflect ~100k fewer subs vs. Base Case by 2022

(2) Content spend consistent between cases reflecting management plan

(3) Subscriber acquisition cost of $23-24 and 35% churn in 2019-2022

- 55% attributed subscribers in Adjusted Case vs. 65% in Base Case to reflect higher mix of non-native platform subscribers

(4) Direct overhead consistent between cases

- Cost-efficient segment with 10 dedicated employees to Acorn TV and UMC

- All other costs (IT costs, credit card, customer service, marketing) variable based on subscribers

Source: Company management.

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Summary of UMC Financial Cases

($USD in Millions)	Actual 2017A	Budget 2018B	Base Case 2019E	Base Case 2020E	Base Case 2021E	Base Case 2022E		Adjusted Case 2019E	Adjusted Case 2020E	Adjusted Case 2021E	Adjusted Case 2022E
			Fiscal Year Ending December 31,								
Subscribers (000s)	55	100	244	488	732	1,098	1	177	299	421	604
% Growth	*129%*	*82%*	*144%*	*100%*	*50%*	*50%*		*77%*	*69%*	*41%*	*43%*
Content Spend		$6.0	$7.0	$10.0	$10.0	$10.0	2	$7.0	$10.0	$10.0	$10.0
% Growth			*17%*	*43%*	*0%*	*0%*		*17%*	*43%*	*0%*	*0%*
Net Revenue		$3.3	$8.5	$17.1	$28.5	$42.7		$6.9	$11.1	$16.8	$23.9
% Growth			*159%*	*100%*	*67%*	*50%*		*110%*	*60%*	*51%*	*42%*
Gross Profit		$0.9	$3.4	$8.5	$16.3	$27.6		$2.0	$3.3	$6.2	$11.4
% Margin		*28%*	*39%*	*50%*	*57%*	*64%*		*28%*	*30%*	*37%*	*47%*
Marketing		($1.6)	($2.1)	($3.3)	($5.1)	($7.7)	3	($1.3)	($1.8)	($2.6)	($3.8)
Overhead		(1.1)	(1.3)	(1.5)	(1.6)	(1.8)	4	(1.3)	(1.5)	(1.6)	(1.8)
Adj. EBITDA (Pre-Corp. Exp.)		($1.8)	($0.0)	$3.7	$9.6	$18.1		($0.7)	$0.1	$2.0	$5.8
% Margin		*NM*	*NM*	*22%*	*34%*	*42%*		*NM*	*0%*	*12%*	*24%*

Assumptions

1. Incremental annual net subscribers reduced by 50% to reflect slower growth vs. Acorn TV historical growth trend
   - Less established brand compared to Acorn TV
   - Thin content library that requires significant content spend on new releases
2. Content spend consistent between cases reflecting management plan

3. Subscriber acquisition cost of $8-11 and 90% churn in 2019-2022
   - 55% attributed subscribers in Adjusted Case vs. 65% in Base Case to reflect higher mix of non-native platform subscribers
4. Direct overhead consistent between cases
   - Cost-efficient segment with 10 dedicated employees to Acorn TV and UMC

- All other costs (IT costs, credit card, customer service, marketing) variable based on subscribers

Source: Company management.

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Summary of Wholesale Financial Cases Actual Budget Base Case Adjusted Case Fiscal Year Ending December 31, ($USD in Millions) 2017A 2018B 2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E Content Spend $33.6 $31.0 $28.0 $24.0 $20.0 1 $29.5 $26.6 $22.8 $19.0 % Growth (8%) (10%) (14%) (17%) (12%) (10%) (14%) (17%) US Revenue $46.2 $45.5 $44.8 $42.5 $42.5 $42.5 $42.4 $38.1 $36.2 $34.4 International Revenue 12.8 12.6 12.6 12.6 12.6 12.6 12.0 11.4 10.8 10.3 2 Total Revenue $59.1 $58.2 $57.4 $55.2 $55.2 $55.2 $54.4 $49.5 $47.1 $44.7 % Growth (7%) (2%) (1%) (4%) 0% 0% (6%) (9%) (5%) (5%) US Gross Profit $12.6 $13.6 $13.4 $12.8 $12.8 $12.8 $12.7 $11.4 $10.9 $10.3 International Gross Profit 5.0 5.8 5.3 5.3 5.3 5.1 5.0 4.8 4.6 4.1 Total Gross Profit $17.6 $19.4 $18.7 $18.1 $18.1 $17.8 $17.8 $16.2 $15.4 $14.4 % Margin 30% 33% 33% 33% 33% 32% 33% 33% 33% 32% Adj. EBITDA (Pre-Corp. Exp.) $11.2 $12.7 $9.6 $9.2 $9.2 $8.9 $9.1 $8.2 $7.8 $7.2 % Margin 19% 22% 17% 17% 17% 16% 17% 17% 17% 16% Assumptions 1 ■ Declining content spend to reflect lower revenue vs. Base Case■ All other expenses variable based on revenue ■ Incremental annual 5% decline in US and International revenue, to 2 reflect: • Continued headwinds in retail sector • Shift in retail partners moving away from DVD sales (e.g., Costco) Source: Company management. CONFIDENTIAL 16Summary of Wholesale Financial Cases Actual Budget Base Case Adjusted Case Fiscal Year Ending December 31, ($USD in Millions) 2017A 2018B 2019E 2020E 2021E 2022E 2019E 2020E 2021E 2022E Content Spend $33.6 $31.0 $28.0 $24.0 $20.0 1 $29.5 $26.6 $22.8 $19.0 % Growth (8%) (10%) (14%) (17%) (12%) (10%) (14%) (17%) US Revenue $46.2 $45.5 $44.8 $42.5 $42.5 $42.5 $42.4 $38.1 $36.2 $34.4 International Revenue 12.8 12.6 12.6 12.6 12.6 12.6 12.0 11.4 10.8 10.3 2 Total Revenue $59.1 $58.2 $57.4 $55.2 $55.2 $55.2 $54.4 $49.5 $47.1 $44.7 % Growth (7%) (2%) (1%) (4%) 0% 0% (6%) (9%) (5%) (5%) US Gross Profit $12.6 $13.6 $13.4 $12.8 $12.8 $12.8 $12.7 $11.4 $10.9 $10.3 International Gross Profit 5.0 5.8 5.3 5.3 5.3 5.1 5.0 4.8 4.6 4.1 Total Gross Profit $17.6 $19.4 $18.7 $18.1 $18.1 $17.8 $17.8 $16.2 $15.4 $14.4 % Margin 30% 33% 33% 33% 33% 32% 33% 33% 33% 32% Adj. EBITDA (Pre-Corp. Exp.) $11.2 $12.7 $9.6 $9.2 $9.2 $8.9 $9.1 $8.2 $7.8 $7.2 % Margin 19% 22% 17% 17% 17% 16% 17% 17% 17% 16% Assumptions 1 ■ Declining content spend to reflect lower revenue vs. Base Case■ All other expenses variable based on revenue ■ Incremental annual 5% decline in US and International revenue, to 2 reflect: • Continued headwinds in retail sector • Shift in retail partners moving away from DVD sales (e.g., Costco) Source: Company management. CONFIDENTIAL 16

Summary of IP Licensing and ACL Financial Cases

($USD in Millions)	Actual	Budget	Base Case				Adjusted Case			
	Fiscal Year Ending December 31,									
	2017A	2018B	2019E	2020E	2021E	2022E	2019E	2020E	2021E	2022E
Revenue	$0.0	$0.0	$0.8	$0.8	$0.8	$0.8	(1) $0.1	$0.1	$0.1	$0.1
% Growth	*(72%)*	*(60%)*	*NM*	*0%*	*0%*	*0%*	*518%*	*0%*	*0%*	*0%*
Gross Profit	$0.0	$0.0	$0.3	$0.3	$0.3	$0.3	$0.0	$0.0	$0.0	$0.0
% Margin	*100%*	*229%*	*31%*	*31%*	*31%*	*31%*	*39%*	*39%*	*39%*	*39%*
SG&A	($0.5)	($0.4)	($0.4)	($0.4)	($0.4)	($0.4)	($0.4)	($0.4)	($0.4)	($0.4)
Adj. EBITDA (Pre-Corp. Exp.)	($0.4)	($0.4)	($0.2)	($0.2)	($0.2)	($0.2)	($0.4)	($0.4)	($0.4)	($0.4)
64% of ACL Equity Earnings	$6.4	$6.9	$6.7	$7.6	$7.0	$7.0	(2) $5.9	$5.9	$5.9	$5.9

Assumptions

1. No other co-produced content in 2019-2022
2. Reflects lower revenue and profitability from commissioned TV and film content, including *Murder on the Orient Express, Death on the Nile,* and *ABC Murders* in 2019-2020

Source: Company management.

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Management Base Case Projections

($USD in Millions)	2015A	2016A	2017A	2018B	2019E	2020E	2021E	2022E
				FYE December 31,				
Revenue:								
Digital Channels	$7.5	$16.3	$27.2	$42.4	$57.0	$75.0	$95.1	$119.3
IP Licensing	3.1	0.2	0.0	0.0	0.8	0.8	0.8	0.8
Wholesale Distribution	88.3	63.8	59.1	58.2	57.4	55.2	55.2	55.2
Total Revenue	**$99.0**	**$80.2**	**$86.3**	**$100.5**	**$115.3**	**$131.0**	**$151.1**	**$175.3**
% Growth	*--*	*(19%)*	*8%*	*16%*	*15%*	*14%*	*15%*	*16%*
% Growth by Segment:								
Digital Channels		116%	67%	56%	35%	32%	27%	25%
Wholesale Distribution		(28%)	(7%)	(2%)	(1%)	(4%)	--%	--%
Equity Income from ACL		39%	93%	(10%)	7%	16%	(9%)	--%
Adj. EBITDA (Pre-Corporate Allocation):								
Digital Channels	($0.7)	$7.0	$9.8	$14.0	$20.4	$28.4	$37.2	$49.9
IP Licensing (excl. ACL)	0.8	(0.4)	(0.4)	(0.4)	(0.2)	(0.2)	(0.2)	(0.2)
64% of ACL Equity Earnings	3.3	3.6	6.4	6.9	6.7	7.6	7.0	7.0
Wholesale Distribution	15.5	11.3	11.2	12.7	9.6	9.2	9.2	8.9
Corporate Expenses	(11.0)	(8.4)	(10.4)	(11.8)	(11.9)	(12.7)	(16.0)	(18.8)
Total Adj. EBITDA (incl. ACL)	**$8.0**	**$13.1**	**$16.6**	**$21.3**	**$24.6**	**$32.3**	**$37.2**	**$46.9**
% Growth	*--*	*64%*	*26%*	*29%*	*15%*	*31%*	*15%*	*26%*
% Margin (excl. 64% of ACL Equity Earnings)	*5%*	*12%*	*12%*	*14%*	*16%*	*19%*	*20%*	*23%*
% Margin by Segment:								
Digital Channels	NM	43%	36%	33%	36%	38%	39%	42%
Wholesale Distribution	18%	18%	19%	22%	17%	17%	17%	16%

Source: Company management.

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Management Adjusted Case Projections

($USD in Millions)	2015A	2016A	2017A	2018B	2019E	2020E	2021E	2022E
				FYE December 31,				
Revenue:								
Digital Channels	$7.5	$16.3	$27.2	$42.4	$54.8	$67.2	$80.3	$95.9
IP Licensing	3.1	0.2	0.0	0.0	0.1	0.1	0.1	0.1
Wholesale Distribution	88.3	63.8	59.1	58.2	54.4	49.5	47.1	44.7
Total Revenue	**$99.0**	**$80.2**	**$86.3**	**$100.5**	**$109.3**	**$116.9**	**$127.5**	**$140.7**
% Growth	*--*	*(19%)*	*8%*	*16%*	*9%*	*7%*	*9%*	*10%*
% Growth by Segment:								
Digital Channels		116%	67%	56%	29%	23%	19%	19%
Wholesale Distribution		(28%)	(7%)	(2%)	(6%)	(9%)	(5%)	(5%)
Equity Income from ACL		39%	93%	(10%)	(8%)	(0%)	(0%)	(0%)
Adj. EBITDA (Pre-Corporate Allocation):								
Digital Channels	($0.7)	$7.0	$9.8	$14.0	$20.8	$25.1	$29.3	$36.5
IP Licensing (excl. ACL)	0.8	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
64% of ACL Equity Earnings	3.3	3.6	6.4	6.9	5.9	5.9	5.9	5.9
Wholesale Distribution	15.5	11.3	11.2	12.7	9.1	8.2	7.8	7.2
Corporate Expenses	(11.0)	(8.4)	(10.4)	(11.8)	(11.9)	(12.7)	(14.4)	(16.0)
Total Adj. EBITDA (incl. ACL)	**$8.0**	**$13.1**	**$16.6**	**$21.3**	**$23.5**	**$26.1**	**$28.3**	**$33.2**
% Growth	*--*	*64%*	*26%*	*29%*	*10%*	*11%*	*8%*	*18%*
% Margin (excl. 64% of ACL Equity Earnings)	*5%*	*12%*	*12%*	*14%*	*16%*	*17%*	*18%*	*19%*
% Margin by Segment:								
Digital Channels	NM	43%	36%	33%	38%	37%	36%	38%
Wholesale Distribution	18%	18%	19%	22%	17%	17%	17%	16%

Source: Company management.

ALLEN & COMPANY LLC

CONFIDENTIAL | 19

Methodologies and Analytical Approach ■ Conducted financial analysis of River using publicly available information and financial forecasts provided by River management ■ Assumed and relied, without independent verification, upon accuracy and completeness of all General financial information and data reviewed Approach ■ Considered results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis ■ Financial analyses performed include • Selected public companies analysis Financial • Selected precedent transactions analysis Analyses • Discounted cash flow analysis (Base Case and Adjusted Case) • Sum-of-the-parts analysis ■ 52-week trading range as of unaffected date of February 23, 2018 Additional Information CONFIDENTIAL 20Methodologies and Analytical Approach ■ Conducted financial analysis of River using publicly available information and financial forecasts provided by River management ■ Assumed and relied, without independent verification, upon accuracy and completeness of all General financial information and data reviewed Approach ■ Considered results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis ■ Financial analyses performed include • Selected public companies analysis Financial • Selected precedent transactions analysis Analyses • Discounted cash flow analysis (Base Case and Adjusted Case) • Sum-of-the-parts analysis ■ 52-week trading range as of unaffected date of February 23, 2018 Additional Information CONFIDENTIAL 20

Preliminary Illustrative Valuation Summary Preliminary Illustrative Valuation Summary Key Assumptions May 22, 2018 Offer: $6.25 As of unaffected date: 52-Week Trading Range $2.12 $4.61 2/23/2018 2018B Adj. EBITDA: 9.0 - 12.0x $4.52 $5.99 $21.3mm WholeCo: Selected 2019E Adj. EBITDA: 8.0 - 11.0x $4.64 $6.32 Public $24.6mm Companies 2019E Adj. EBITDA: 8.0 - 11.0x $4.42 $6.03 $23.5mm Selected Fwd Adj. EBITDA: Precedent 10.0 - 13.0x $5.00 $6.46 $21.3mm Transactions (1) WACC: 15.0 - 18.5% Terminal EBITDA $5.81 $8.25 Multiples Approach Terminal EBITDA Mult: 9.0 - 12.0x DCF Analysis WACC: 14.0 - 17.5% Terminal EBITDA $4.47 $6.29 Multiples Approach Terminal EBITDA Mult: 9.0 - 12.0x Digital Channels: 5.5 - 7.5x Revenue 2018B Adj. EBITDA: $5.48 $7.17 $21.3mm ACL: 9.0 - 12.0x EBITDA Sum-of-the- Parts: Digital Channels: 4.0 - 5.5x Revenue 2019E Adj. EBITDA: Selected $5.53 $7.36 $24.6mm ACL: 8.0 - 11.0x EBITDA Public Companies (2) Wholesale: 6.5 - 7.5x EBITDA 2019E Adj. EBITDA: $5.04 $6.71 $23.5mm in both cases in 2018B-2019E Price / Share: $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Implied 2018B Adj. EBITDA Mult: 1.8x 3.8x 5.7x 7.8x 10.0x 12.1x 14.2x 16.3x 18.4x 20.5x Source: Company management, Company filings, and CapIQ. Note: Includes present value of NOLs. 1. Fwd Adj. EBITDA represents 2018B Adj. EBITDA. Provided for reference only. 2. Corporate SG&A expenses valued at blended multiple of Digital Channels, IP Licensing, and Wholesale segments. CONFIDENTIAL 21 Base Case Adjusted CasePreliminary Illustrative Valuation Summary Preliminary Illustrative Valuation Summary Key Assumptions May 22, 2018 Offer: $6.25 As of unaffected date: 52-Week Trading Range $2.12 $4.61 2/23/2018 2018B Adj. EBITDA: 9.0 - 12.0x $4.52 $5.99 $21.3mm WholeCo: Selected 2019E Adj. EBITDA: 8.0 - 11.0x $4.64 $6.32 Public $24.6mm Companies 2019E Adj. EBITDA: 8.0 - 11.0x $4.42 $6.03 $23.5mm Selected Fwd Adj. EBITDA: Precedent 10.0 - 13.0x $5.00 $6.46 $21.3mm Transactions (1) WACC: 15.0 - 18.5% Terminal EBITDA $5.81 $8.25 Multiples Approach Terminal EBITDA Mult: 9.0 - 12.0x DCF Analysis WACC: 14.0 - 17.5% Terminal EBITDA $4.47 $6.29 Multiples Approach Terminal EBITDA Mult: 9.0 - 12.0x Digital Channels: 5.5 - 7.5x Revenue 2018B Adj. EBITDA: $5.48 $7.17 $21.3mm ACL: 9.0 - 12.0x EBITDA Sum-of-the- Parts: Digital Channels: 4.0 - 5.5x Revenue 2019E Adj. EBITDA: Selected $5.53 $7.36 $24.6mm ACL: 8.0 - 11.0x EBITDA Public Companies (2) Wholesale: 6.5 - 7.5x EBITDA 2019E Adj. EBITDA: $5.04 $6.71 $23.5mm in both cases in 2018B-2019E Price / Share: $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Implied 2018B Adj. EBITDA Mult: 1.8x 3.8x 5.7x 7.8x 10.0x 12.1x 14.2x 16.3x 18.4x 20.5x Source: Company management, Company filings, and CapIQ. Note: Includes present value of NOLs. 1. Fwd Adj. EBITDA represents 2018B Adj. EBITDA. Provided for reference only. 2. Corporate SG&A expenses valued at blended multiple of Digital Channels, IP Licensing, and Wholesale segments. CONFIDENTIAL 21 Base Case Adjusted Case

Selected Public Companies

($ in millions, except per share data)	Share Price	Equity Value	Enterprise Value	EV / EBITDA LTM	EV / EBITDA 2018E	EV / EBITDA 2019E	'17A - '19E Growth Revenue	'17A - '19E Growth EBITDA	'18E EBITDA Margin
Traditional Media									
Disney	$112.62	$169,725	$195,601	11.2 x	10.8 x	10.6 x	5%	4%	31%
CBS	54.04	20,848	30,338	9.2	8.5	7.9	7%	9%	24%
Discovery	24.91	18,244	36,855	9.2	9.1	7.9	5%	7%	38%
Viacom	29.91	12,113	21,775	7.2	7.0	6.8	2%	4%	24%
ITV (1)	2.18	8,830	10,114	8.5	8.9	8.8	1%	(2%)	27%
AMC	59.08	3,583	6,521	7.2	7.1	7.1	3%	1%	32%
Mean				**8.8 x**	**8.6 x**	**8.2 x**	**4%**	**4%**	**29%**
Median				**8.8**	**8.7**	**7.9**	**4%**	**4%**	**29%**
Independent Content Production & Distribution									
Lionsgate	$22.69	$4,889	$6,979	11.6 x	11.8 x	10.8 x	(2%)	1%	15%
Entertainment One	4.71	2,240	2,889	12.3	11.4	10.3	8%	11%	17%
Eros	13.25	970	1,298	16.5	14.1	11.3	20%	34%	31%
DHX Media (2)	2.53	340	1,087	11.5	12.3	11.6	1%	(3%)	24%
Mean				**13.0 x**	**12.4 x**	**11.0 x**	**7%**	**11%**	**22%**
Median				**11.9**	**12.0**	**11.0**	**5%**	**6%**	**21%**
Total									
Mean				**10.4 x**	**10.1 x**	**9.3 x**	**5%**	**7%**	**26%**
Median				**10.2**	**9.9**	**9.5**	**4%**	**4%**	**26%**
Max				16.5	14.1	11.6	20%	34%	38%
Min				7.2	7.0	6.8	(2%)	(3%)	15%

Source: Company filings and CapIQ as of July 27, 2018.
Note: EBITDA excludes stock-based compensation expense.
1. *LTM based on CY 2017 EBITDA as CQ1 trading update does not include EBITDA metric.*
2. *Pro forma for sale of 49% of DHX Media's 80% stake in Peanuts Holdings for $185mm, announced on May 13, 2018.*

ALLEN & COMPANY LLC

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Selected Precedent Transactions

Date Announced	Target	Acquiror	Firm Value ($B)	FV / Fwd EBITDA
07/11/18	Sky	Comcast	$44.0	12.8 x
06/20/18	21st Century Fox	The Walt Disney Company	70.6	13.5
07/31/17	Scripps Networks Interactive	Discovery	15.4	9.9
10/22/16	Time Warner	AT&T	105.9	11.7
06/30/16	Starz	Lionsgate	4.4	9.3
04/28/16	Dreamworks Animation	Comcast	4.4	33.9
11/20/12	YES Network	News Corp.	3.0	11.3
10/30/12	Lucasfilm	The Walt Disney Company	4.1	22.0
04/02/12	Image Entertainment	RLJ Acquisition	0.1	12.4
04/02/12	Acorn Media	RLJ Acquisition	0.1	6.2
05/10/11	CORE Media	Apollo Global Management	0.5	7.0
08/05/10	Shed Media	Warner Bros.	0.2	6.5
12/03/09	NBCUniversal	Comcast/GE JV	30.0	11.2
11/05/09	Travel Channel	Scripps	1.0	11.5
08/31/09	Marvel Entertainment	The Walt Disney Company	4.0	13.1
07/06/08	The Weather Channel	NBC, Bain, Blackstone	3.5	11.2

Mean	**12.7 x**
Median	**11.4**
Max	33.9
Min	6.2

Source: Company filings and CapIQ.

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WholeCo Base Case Financials:
Illustrative DCF Analysis

Illustrative 5-Year Cash Flow

($USD in Millions)	Fiscal Year Ending December 31, 2018B	2019E	2020E	2021E	2022E	Adj. Terminal 2022E
Adj. EBITDA (excl. Equity Income & Excess Dividends)	$14.9	$18.4	$25.2	$30.7	$40.4	$40.4
Less: D&A	(3.7)	(3.8)	(3.8)	(3.8)	(3.8)	(2.0)
Less: Stock-based Compensation	(2.8)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
EBIT	$8.3	$12.7	$19.4	$25.0	$34.6	$36.4
Less: Taxes (@26%)	(2.2)	(3.3)	(5.0)	(6.5)	(9.0)	(9.5)
NOPAT	$6.2	$9.4	$14.4	$18.5	$25.6	$26.9
Plus: Equity Income from ACL (incl. Excess Dividends)	6.5	6.2	7.1	6.5	6.5	6.5
Plus: D&A	3.7	3.8	3.8	3.8	3.8	2.0
Less: Capex	(2.9)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
Plus: Content Amortization	38.3	37.1	41.4	45.9	49.0	50.0
Less: Investment in Content	(54.6)	(50.0)	(50.0)	(50.0)	(50.0)	(50.0)
Less: Δ Working capital	(0.2)	1.6	2.0	1.5	1.5	1.5
Unlevered Free Cash Flow	($3.1)	$6.0	$16.6	$24.1	$34.4	$34.9

Implied Share Price

Discount Rate	Terminal EBITDA Multiple 9.0x	10.5x	12.0x
15.0%	$6.58	$7.42	$8.25
16.8%	6.18	6.96	7.74
18.5%	5.81	6.54	7.27

Implied Adj. Firm Value

Discount Rate	Terminal EBITDA Multiple 9.0x	10.5x	12.0x
15.0%	$305	$342	$380
16.8%	287	322	357
18.5%	270	303	336

Source: Company management and Company filings.
Note: Present value of cash flows as of June 30, 2018 using mid-year discounting convention. Includes present value of NOLs. Please refer to appendix slides for detailed calculation of WACC.

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WholeCo Adjusted Case Financials:

Illustrative DCF Analysis

Illustrative 5-Year Cash Flow

($USD in Millions)	Fiscal Year Ending December 31, 2018B	2019E	2020E	2021E	2022E	Adj. Terminal 2022E
Adj. EBITDA (excl. Equity Income & Excess Dividends)	$14.9	$18.1	$20.7	$22.9	$27.8	$27.8
Less: D&A	(3.7)	(3.8)	(3.8)	(3.8)	(3.8)	(2.0)
Less: Stock-based Compensation	(2.8)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
EBIT	$8.3	$12.3	$15.0	$17.1	$22.1	$23.8
Less: Taxes (@26%)	(2.2)	(3.2)	(3.9)	(4.4)	(5.7)	(6.2)
NOPAT	$6.2	$9.1	$11.1	$12.7	$16.3	$17.6
Plus: Equity Income from ACL (incl. Excess Dividends)	6.5	5.4	5.4	5.4	5.4	5.4
Plus: D&A	3.7	3.8	3.8	3.8	3.8	2.0
Less: Capex	(2.9)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
Plus: Content Amortization	38.3	37.1	41.4	45.9	49.0	49.0
Less: Investment in Content	(54.6)	(48.5)	(48.6)	(48.8)	(49.0)	(49.0)
Less: Δ Working capital	(0.2)	2.2	2.5	1.9	1.9	1.9
Unlevered Free Cash Flow	($3.1)	$7.1	$13.5	$18.8	$25.4	$24.9

Implied Share Price

Discount Rate	Terminal EBITDA Multiple 9.0x	10.5x	12.0x
14.0%	$5.06	$5.68	$6.29
15.8%	4.75	5.33	5.90
17.5%	4.47	5.00	5.54

Implied Adj. Firm Value

Discount Rate	Terminal EBITDA Multiple 9.0x	10.5x	12.0x
14.0%	$236	$264	$292
15.8%	222	248	274
17.5%	210	234	258

Source: Company management and Company filings.
Note: Present value of cash flows as of June 30, 2018 using mid-year discounting convention. Includes present value of NOLs. Please refer to appendix slides for detailed calculation of WACC.

ALLEN & COMPANY LLC
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SOTP Base Case Financials:

Selected Public Companies Analysis: 2018B

($USD in Millions)

2018B							
			Selected Multiple Range			Implied Reference Range	
	Revenue	Adj. EBITDA	Metric	Low	High	Low	High
Digital Channels	$42.4	$14.0	Revenue	5.5x	7.5x	$233	$318
IP Licensing	0.0	(0.4)	NA	--	--	--	--
Wholesale Distribution	58.2	12.7	EBITDA	6.5x	7.5x	82	95
64% Stake in ACL (1)	--	6.9	EBITDA	9.0x	12.0x	62	83
Corporate Expenses	--	(11.8)	EBITDA	12.0x	15.7x	(142)	(186)
Total	$100.5	$21.3				$235	$309
Less: Debt (2)						($25)	($25)
Plus: Cash (3)						6	6
Plus: Present Value of NOLs						20	22
Implied Equity Value						$236	$312
Fully Diluted Shares Outstanding						43.0	43.5
Implied Equity Value / Share						$5.48	$7.17

Source: Company management and Company filings.
1. *Adj. EBITDA represents River's 64% share of ACL's after-tax equity income. For purposes of calculating value range, Adj. EBITDA is grossed up to reflect that it is non-taxable income to River.*
2. *Includes $2mm of liabilities owed to the RLJ Companies.*
3. *Includes 64% of ACL balance sheet cash.*

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SOTP Base Case Financials:

Selected Public Companies Analysis: 2019E

($USD in Millions)

2019E			Selected Multiple Range			Implied Reference Range	
	Revenue	Adj. EBITDA	Metric	Low	High	Low	High
Digital Channels	$57.0	$20.4	Revenue	4.0x	5.5x	$228	$314
IP Licensing	0.8	(0.2)	NA	--	--	--	--
Wholesale Distribution	57.4	9.6	EBITDA	6.5x	7.5x	62	72
64% Stake in ACL (1)	--	6.7	EBITDA	8.0x	11.0x	63	86
Corporate Expenses	--	(11.9)	EBITDA	9.7x	12.9x	(116)	(154)
Total	$115.3	$24.6				$237	$318
Less: Debt (2)						($25)	($25)
Plus: Cash (3)						6	6
Plus: Present Value of NOLs						20	22
Implied Equity Value						$238	$321
Fully Diluted Shares Outstanding						43.1	43.5
Implied Equity Value / Share						$5.53	$7.36

Source: Company management and Company filings.

1. *Adj. EBITDA represents River's 64% share of ACL's after-tax equity income. For purposes of calculating value range, Adj. EBITDA is grossed up to reflect that it is non-taxable income to River.*
2. *Includes $2mm of liabilities owed to the RLJ Companies.*
3. *Includes 64% of ACL balance sheet cash.*

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SOTP Adjusted Case Financials:

Selected Public Companies Analysis: 2019E

($USD in Millions)

2019E							
			Selected Multiple Range			Implied Reference Range	
	Revenue	Adj. EBITDA	Metric	Low	High	Low	High
Digital Channels	$54.8	$20.8	Revenue	4.0x	5.5x	$219	$302
IP Licensing	0.1	(0.4)	NA	--	--	--	--
Wholesale Distribution	54.4	9.1	EBITDA	6.5x	7.5x	59	68
64% Stake in ACL (1)	--	5.9	EBITDA	8.0x	11.0x	50	68
Corporate Expenses	--	(11.9)	EBITDA	9.4x	12.5x	(112)	(149)
Total	$109.3	$23.5				$216	$289
Less: Debt (2)						($25)	($25)
Plus: Cash (3)						6	6
Plus: Present Value of NOLs						19	21
Implied Equity Value						$216	$291
Fully Diluted Shares Outstanding						42.9	43.4
Implied Equity Value / Share						$5.04	$6.71

Source: Company management and Company filings.

1. *Adj. EBITDA represents River's 64% share of ACL's after-tax equity income. For purposes of calculating value range, Adj. EBITDA is grossed up to reflect that it is non-taxable income to River.*
2. *Includes $2mm of liabilities owed to the RLJ Companies.*
3. *Includes 64% of ACL balance sheet cash.*

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AppendixAppendix

Selected Premiums Paid Analysis

Acquirors have, on average, paid roughly 26-38% premiums to unaffected share price for 100% control transactions

- Aqua's offer of $6.25 represents a 61% premium to River's unaffected share price of $3.87 as of February 23, 2018

Ann. Date	Target	Acquiror	Transaction Value ($mm)	Premium to Unaffected Share Price 1-Day	7-Day	30-Day
03/12/18	Cogentix Medical	Laborie Medical	$235	14%	27%	40%
07/26/17	Guidance Software	Open Text Corporation	256	3%	2%	5%
06/22/17	EnerNOC	Enel Green Power North America	250	42%	29%	37%
06/14/17	Rightside Group	Donuts	218	9%	9%	14%
04/11/17	UCP	Century Communities	217	22%	18%	11%
02/21/17	Delta Natural Gas	PNG Companies	218	17%	17%	14%
02/14/17	GigPeak	Integrated Device Technology	225	14%	18%	18%
01/25/17	Arctic Cat	Textron Specialized Vehicles	245	41%	35%	17%
01/11/17	Derma Sciences	Integra LifeSciences	201	40%	33%	46%
11/07/16	Datalink	Insight Enterprises	253	19%	19%	6%
08/30/16	USMD Holdings	WellMed Medical Management	255	9%	12%	8%
08/12/16	Silicon Graphics International	Hewlett Packard Enterprise	296	30%	36%	49%
06/21/16	American Science & Engineering	OSI Systems	269	14%	16%	23%
11/02/15	Furmanite	Team	290	8%	17%	23%
10/08/15	Journal Media Group	Gannett	300	45%	59%	83%
09/03/15	Millennial Media	Oath	263	13%	9%	4%
08/11/15	NTELOS	Shenandoah Telecommunications	206	27%	38%	95%
02/05/15	Courier Corporation	R.R. Donnelley & Sons	265	59%	58%	60%
10/15/14	Penford Corporation	Ingredion	246	73%	61%	28%
09/28/14	Ambit Biosciences	Daiichi Sankyo	279	83%	78%	98%
07/02/14	Vitacost.com	Kroger	276	27%	27%	24%
06/30/14	Enventis	Consolidated Communications	226	17%	20%	21%
06/25/14	Medical Action Industries	Owens & Minor	228	95%	94%	112%
12/16/13	Solta Medical	Valeant Pharmaceuticals	245	40%	42%	45%
11/08/13	Costa	Essilor International	284	8%	7%	18%
11/06/13	Mindspeed Technologies	MACOM Technology Solutions	219	70%	76%	75%
10/01/13	Edgen Group	Sumitomo	228	58%	52%	63%
09/04/13	Rochester Medical	C. R. Bard	252	45%	44%	33%
			Mean	**34%**	**34%**	**38%**
			Median	**27%**	**28%**	**26%**
			Max	95%	94%	112%
			Min	3%	2%	4%

Source: Company filings and CapIQ.
Note: Represents US transactions valued between $200 mm to $300 mm in the past 5 years. Excludes transactions in the financial, real estate, and energy industries. Only includes 100% acquisition transactions.

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Selected Public Companies ($ in millions, except Share Equity Enterprise EV / Revenue '17A - '19E Growth '18E EBITDA per share data) Price Value Value LTM 2018E 2019E Revenue EBITDA Margin Subscription Streaming Netflix $355.21 $160,470 $164,981 11.9 x 10.4 x 8.4 x 30% 68% 13% Spotify 186.27 35,951 32,986 6.5 5.4 4.2 26% NM NM Gaia 18.80 359 298 9.3 6.7 3.8 66% NM NM Mean 9.2 x 7.5 x 5.5 x 41% 68% 13% Median 9.3 6.7 4.2 30% 68% 13% Max 11.9 10.4 8.4 66% 68% 13% Min 6.5 5.4 3.8 26% 68% 13% Source: Company filings and CapIQ as of July 27, 2018. CONFIDENTIAL 31Selected Public Companies ($ in millions, except Share Equity Enterprise EV / Revenue '17A - '19E Growth '18E EBITDA per share data) Price Value Value LTM 2018E 2019E Revenue EBITDA Margin Subscription Streaming Netflix $355.21 $160,470 $164,981 11.9 x 10.4 x 8.4 x 30% 68% 13% Spotify 186.27 35,951 32,986 6.5 5.4 4.2 26% NM NM Gaia 18.80 359 298 9.3 6.7 3.8 66% NM NM Mean 9.2 x 7.5 x 5.5 x 41% 68% 13% Median 9.3 6.7 4.2 30% 68% 13% Max 11.9 10.4 8.4 66% 68% 13% Min 6.5 5.4 3.8 26% 68% 13% Source: Company filings and CapIQ as of July 27, 2018. CONFIDENTIAL 31

Acorn TV:
Illustrative WACC Analysis

Illustrative WACC

	Low		High
Cost of Equity			
U.S. Risk Free Rate (30-Yr Treasury)	3.1%		3.1%
Equity Market Risk Premium (1)	6.0%		7.1%
Asset Beta (2)	0.98		1.47
Debt / Capitalization (Market)	4.9%		4.9%
Effective Marginal Tax Rate	26.0%		26.0%
Adjusted Equity Market Risk Premium	6.2%		10.8%
Size Premium (3)	5.4%		5.4%
Cost of Equity	**14.6%**		**19.3%**
Cost of Debt			
Cost of Debt (Pretax) (4)	5.8%		5.8%
Effective Marginal Tax Rate	26.0%		26.0%
Cost of Debt (After tax)	**4.3%**		**4.3%**
WACC			
Cost of Equity	14.6%		19.3%
Cost of Debt (After Tax)	4.3%		4.3%
Debt / Capitalization (Market)	4.9%		4.9%
Weighted Average Cost of Capital	**14.1%**	**16.3%**	**18.6%**

Selected Companies

Company	Debt / Total Cap	Equity Beta	Asset Beta
Subscription Streaming			
Netflix	4.9%	1.28	1.23
Gaia (2)	0.0%	0.61	0.61

Source: Bloomberg, CapIQ, Duff & Phelps, and company filings.
Note: Market data as of July 27, 2018.
1. *"Low" reflects long-horizon expected equity risk premium (supply-side). "High" reflects long-horizon expected equity risk premium (historical).*
2. *Asset beta based on two-year beta of Netflix +/- 20%. Due to Gaia's limited liquidity and limited float, its asset beta is not viewed as an adequate data point for calculating cost of equity.*
3. *Duff & Phelps size premium based on companies with comparable market capitalizations.*
4. *Based on yield to worst of Netflix 10 year note issued April 26, 2018.*

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UMC:
Illustrative WACC Analysis

Illustrative WACC

	Low		High
Cost of Equity			
U.S. Risk Free Rate (30-Yr Treasury)	3.1%		3.1%
Equity Market Risk Premium (1)	6.0%		7.1%
Asset Beta (2)	0.98		1.47
Debt / Capitalization (Market)	4.9%		4.9%
Effective Marginal Tax Rate	26.0%		26.0%
Adjusted Equity Market Risk Premium	6.2%		10.8%
Size Premium (3)	11.4%		11.4%
Cost of Equity	**20.6%**		**25.3%**
Cost of Debt			
Cost of Debt (Pretax) (4)	5.8%		5.8%
Effective Marginal Tax Rate	26.0%		26.0%
Cost of Debt (After tax)	**4.3%**		**4.3%**
WACC			
Cost of Equity	20.6%		25.3%
Cost of Debt (After Tax)	4.3%		4.3%
Debt / Capitalization (Market)	4.9%		4.9%
Weighted Average Cost of Capital	**19.8%**	**22.1%**	**24.3%**

Selected Companies

Company	Debt / Total Cap	Equity Beta	Asset Beta
Subscription Streaming			
Netflix	4.9%	1.28	1.23
Gaia (2)	0.0%	0.61	0.61

Source: Bloomberg, CapIQ, Duff & Phelps, and company filings.
Note: Market data as of July 27, 2018.
1. *"Low" reflects long-horizon expected equity risk premium (supply-side). "High" reflects long-horizon expected equity risk premium (historical).*
2. *Asset beta based on two-year beta of Netflix +/- 20%. Due to Gaia's limited liquidity and limited float, its asset beta is not viewed as an adequate data point for calculating cost of equity.*
3. *Duff & Phelps size premium based on companies with comparable market capitalizations.*
4. *Based on yield to worst of Netflix 10 year note issued April 26, 2018.*

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Wholesale + IP Licensing:
Illustrative WACC Analysis

Illustrative WACC

	Low		High
Cost of Equity			
U.S. Risk Free Rate (30-Yr Treasury)	3.1%		3.1%
Equity Market Risk Premium (1)	6.0%		7.1%
Asset Beta (2)	0.52		0.77
Debt / Capitalization (Market)	32.0%		32.0%
Effective Marginal Tax Rate	26.0%		26.0%
Adjusted Equity Market Risk Premium	4.2%		7.4%
Size Premium (3)	5.4%		5.4%
Cost of Equity	**12.7%**		**15.8%**
Cost of Debt			
Cost of Debt (Pretax) (4)	6.6%		6.6%
Effective Marginal Tax Rate	26.0%		26.0%
Cost of Debt (After tax)	**4.9%**		**4.9%**
WACC			
Cost of Equity	12.7%		15.8%
Cost of Debt (After Tax)	4.9%		4.9%
Debt / Capitalization (Market)	32.0%		32.0%
Weighted Average Cost of Capital	**10.2%**	**11.3%**	**12.3%**

Selected Companies

Company	Debt / Total Cap	Equity Beta	Asset Beta
Traditional Media			
Disney	12.9%	0.97	0.88
CBS	30.9%	0.76	0.57
Discovery	51.2%	1.23	0.69
Viacom	46.9%	0.87	0.53
ITV	13.8%	0.94	0.84
AMC	46.1%	0.78	0.48
Independent Content Production & Distribution			
Lionsgate	33.1%	1.35	0.99
Entertainment One	24.0%	0.74	0.60
Eros	24.4%	0.88	0.71
DHX Media	67.1%	0.19	0.07
Median	**32.0%**		**0.64**
Average	**35.0%**		**0.64**

Source: Bloomberg, CapIQ, Duff & Phelps, and company filings.
Note: Market data as of July 27, 2018.
1. *"Low" reflects long-horizon expected equity risk premium (supply-side). "High" reflects long-horizon expected equity risk premium (historical).*
2. *Asset beta based on median of two-year betas per Bloomberg of comparable companies +/- 20%.*
3. *Duff & Phelps size premium based on companies with comparable market capitalizations.*
4. *Based on median yield to worst of selected Independent Content Production & Distribution companies.*

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Blended WACC Calculation Detail

($USD in millions)	2022 Adj. EBITDA (Pre Corp. Exp.) $	%	WACC Low	Mid	High
Base Case					
Acorn TV	$31.7	48%	14.1%	16.3%	18.6%
UMC	18.1	28%	19.8%	22.1%	24.3%
Wholesale + IP	15.8	24%	10.2%	11.3%	12.3%
Total (Pre Corp. Exp.)	$65.6	100%	14.8%	16.7%	18.6%
Adjusted Case					
Acorn TV	$30.6	62%	14.1%	16.3%	18.6%
UMC	5.8	12%	19.8%	22.1%	24.3%
Wholesale + IP	12.8	26%	10.2%	11.3%	12.3%
Total (Pre Corp. Exp.)	$49.2	100%	13.8%	15.7%	17.6%

Source: Company management, Bloomberg, CapIQ, Duff & Phelps, and Company filings.
Note: Terminal Adj. EBITDA being utilized as a proxy for estimated value contribution for each segment.

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Base Case Financials:
Illustrative Value of NOLs

Illustrative Value of NOLs

	Fiscal Year Ending December 31,												
($USD in Millions)	2018B	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Pre-Tax Income	$14.9	$18.4	$25.2	$30.7	$40.4								
Beginning NOL Balance	$55.4	$51.8	$42.8	$27.0	$5.7	$--	$--	$--	$--	$--	$--	$--	$--
Plus: NOLs Newly Available in Current Year	11.2	9.4	9.4	9.4	9.4	9.4	9.4	9.4	0.3	0.2	0.2	0.2	0.2
Total NOLs Available	$66.6	$61.2	$52.2	$36.5	$15.2	$9.4	$9.4	$9.4	$0.3	$0.2	$0.2	$0.2	$0.2
Increase / (Decrease) in NOLs	(14.9)	(18.4)	(25.2)	(30.7)	(15.2)	(9.4)	(9.4)	(9.4)	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)
Ending NOL Balance	$51.8	$42.8	$27.0	$5.7	$--	$--	$--	$--	$--	$--	$--	$--	$--
Tax Savings	**$3.9**	**$4.8**	**$6.5**	**$8.0**	**$3.9**	**$2.5**	**$2.5**	**$2.5**	**$0.1**	**$0.1**	**$0.1**	**$0.1**	**$0.0**

PV of Tax Savings / Share	
@ 15.0% WACC:	$0.55
@ 16.8% WACC:	0.52
@ 18.5% WACC:	0.50

Source: Company management and Company filings.
Note: Present value of cash flows as of June 30, 2018 using mid-year discounting convention.

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Adjusted Case Financials:
Illustrative Value of NOLs

Illustrative Value of NOLs

($USD in Millions)	Fiscal Year Ending December 31,												
	2018B	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Pre-Tax Income	$14.9	$18.1	$20.7	$22.9	$27.8								
Beginning NOL Balance	$55.4	$51.8	$43.1	$31.8	$18.4	$--	$--	$--	$--	$--	$--	$--	$--
Plus: NOLs Newly Available in Current Year	11.2	9.4	9.4	9.4	9.4	9.4	9.4	9.4	0.3	0.2	0.2	0.2	0.2
Total NOLs Available	$66.6	$61.2	$52.5	$41.2	$27.8	$9.4	$9.4	$9.4	$0.3	$0.2	$0.2	$0.2	$0.2
Increase / (Decrease) in NOLs	(14.9)	(18.1)	(20.7)	(22.9)	(27.8)	(9.4)	(9.4)	(9.4)	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)
Ending NOL Balance	$51.8	$43.1	$31.8	$18.4	$--	$--	$--	$--	$--	$--	$--	$--	$--
Tax Savings	**$3.9**	**$4.7**	**$5.4**	**$5.9**	**$7.2**	**$2.5**	**$2.5**	**$2.5**	**$0.1**	**$0.1**	**$0.1**	**$0.1**	**$0.0**

PV of Tax Savings / Share	
@ 14.0% WACC:	$0.54
@ 15.8% WACC:	0.51
@ 17.5% WACC:	0.49

Source: Company management and Company filings.
Note: Present value of cash flows as of June 30, 2018 using mid-year discounting convention.

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